SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

THE SMALL BUSINESS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	000-52184	55-0808106
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

674 Via de La Valle
Solana Beach, CA 92075

(Address of principal executive offices) (Zip Code)

(858) 481-5600

Registrant's telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Financial Industry Regulatory Authority [FINRA] notified the Company on October 17, 2008, that its annual report filed on October 14, 2008 was delinquent, due to its failure to comply with NASD Rule 6530. Specifically, the Company failed to include in the 10-K filing, certification from the Company’s independent auditor, Moore & Associates, Chartered.

On October 20, 2008, Moore & Associates, Chartered, advised the Company that the previously issued financial statements included in the Company’s Form 10-K filed on October 14, 2008, should not be relied upon because of an error in such financial statements due to the Company’s failure to comply with Regulation S-B regarding the publication of the annual report without its certification.

On October 20, 2008, Moore & Associates, Chartered notified the Company that it should file a Notice of Non-Reliance on Form 8-K, which the Company completed on October, 21, 2008, provided to Moore & Associates, Chartered, and then afterwards filed with the Commission on Form 8-K on October 22, 2008.

Consistent with that Form 8-K filing, on October 21, 2008, the Company requested Moore & Associates, Chartered, to furnish to the Company as promptly as possible a letter addressed to the Commission stating whether it agreed with the statements made by the Company in its Form 8-K and, if not, stating the respects in which it does not agree. On October 22, 2008, the Company received Moore & Associates, Chartered letter to the Commission, which is filed herewith as an exhibit, acknowledging no disagreement with the Company’s filed Form 8-K on October 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2008

THE SMALL BUSINESS COMPANY

By: /s/ David Larson

David Larson (President)